SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
               of the Securities Exchange Act of 1934, as amended

Check the appropriate box:
|_| Preliminary information statement               |_| Confidential, for use of
                                                        the Commission only
|X| Definitive information statement                    (as permitted by Rule
                                                        14c-5(d)(2))

                        MEDICAL STAFFING SOLUTIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

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

                        Definitive Information Statement
                               Dated: May 11, 2006

                        MEDICAL STAFFING SOLUTIONS, INC.
                         8150 Leesburg Pike, Suite 1200
                             Vienna, Virginia 22182
                                 (703) 641-8890
                              INFORMATION STATEMENT

    This information statement (this "Information Statement") is being furnished to the shareholders of Medical Staffing Solutions, Inc., a Nevada corporation (the "Company"), with respect a certain corporate action of the Company. This information is first being provided to shareholders on or about May 11. 2006.

      The corporate actions involve one (1) proposal (the "Proposal"):

      1. To approve an amendment to the Company's Articles of Incorporation to increase the authorized common stock, par value $0.001 per share, of the Company from 300,000,000 shares to 1,500,000,000 shares.

ONLY THE COMPANY'S SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 9, 2006 (THE "RECORD DATE") ARE ENTITLED TO NOTICE OF THE PROPOSAL. PRINCIPAL SHAREHOLDERS WHO, AS OF THE RECORD DATE, WILL COLLECTIVELY HOLD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY'S OUTSTANDING SHARES OF VOTING STOCK ENTITLED TO VOTE ON THE PROPOSAL HAVE INDICATED THAT THEY WILL VOTE IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSAL SHOULD BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER SHAREHOLDERS OF THE COMPANY. THIS ACTION IS EXPECTED TO BE
TAKEN NOT LESS THAN TWENTY (20) DAYS FROM THE MAILING OF THIS INFORMATION STATEMENT, BUT AS SOON THEREAFTER AS PRACTICABLE.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Dr. Brajnandan B. Sahay
                                        ----------------------------------------
                                        Dr. Brajnandan B. Sahay
                                        President, Chief Executive Officer,
                                        Principal Financial Officer and Director

Vienna, Virginia
May 11, 2006
                                       i

                                TABLE OF CONTENTS
                                -----------------
                                                                        PAGE NO.
                                                                        --------

ABOUT THIS INFORMATION STATEMENT...............................................1
     What is the purpose of this Information Statement?........................1
     Who is entitled to notice?................................................1
     What corporate matters will the principal shareholders vote for and how will they vote?.....................................................1
     What vote is required to approve the Proposal?............................1
INFORMATION ON CONSENTING SHAREHOLDERS.........................................2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................3
PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION........................4
     Purpose of Increasing Number of Authorized Shares of Common Stock.........4
     Advantages and Disadvantages of Increasing Authorized Shares..............5
     Recommendation of The Board of Directors..................................5
     No Voting of Shareholders Required........................................5
DESCRIPTION OF SECURITIES......................................................6
     General...................................................................6
     Common Stock..............................................................6
     Preferred Stock...........................................................6
     Warrants..................................................................6
     Options...................................................................7
     Limitation Of Liability:  Indemnification.................................7
     Transfer Agent............................................................7
     Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation......7
     Authorized And Unissued Stock.............................................7
     Additional Information....................................................7
INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON.......8
PROPOSALS BY SECURITY HOLDERS..................................................8
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS...................8

                        Medical Staffing Solutions, Inc.
                         8150 Leesburg Pike, Suite 1200
                             Vienna, Virginia 22182
                                 (703) 641-8890
                              ---------------------

                              INFORMATION STATEMENT
                                  May 11, 2006
                            -------------------------

      This Information Statement contains information related to certain corporate actions of Medical Staffing Solutions, Inc., a Nevada corporation (the "Company"), and is expected to be mailed to shareholders on or about May 11, 2006.

                        ABOUT THIS INFORMATION STATEMENT

What is the purpose of this Information Statement?

      This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principle shareholders. Shareholders holding a majority of the Company's outstanding shares of voting stock are expected to act upon certain corporate matters outlined in this Information Statement, which action is expected to take place May 11, 2006, consisting of the approval of an amendment to the Company's
Articles of Incorporation to increase the authorized common stock to 1,500,000,000 shares.

Who is entitled to notice?

      Each holder of shares of common stock as of record on the close of business on the Record Date, May 9, 2006, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that hold in excess of fifty percent (50%) of the Company's outstanding shares of voting stock have indicated that they will vote in favor of the Proposal. Under Nevada corporate law, all the activities requiring shareholder approval may be taken by obtaining the written consent and approval of more than fifty percent (50%) of the holders of voting stock in lieu of a meeting of the shareholders. No action by the minority shareholders in connection with the proposal is required.

What corporate matters will the principal shareholders vote for and how will they vote?

      Shareholders holding a majority of the outstanding stock have indicated that they will vote for the following matter:

      o For the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 300,000,000 to 1,500,000,000 shares (see page 4).

What vote is required to approve the Proposal?

      Increase in Authorized Shares of Common Stock. For the approval of an amendment to the Company's Articles of Incorporation to increase the authorized shares of the Company's common stock from 300,000,000 to 1,500,000,000, the affirmative vote of a majority of the shares of outstanding voting stock on the Record Date, will be required for approval. Of the 265,623,893 shares of voting stock outstanding and entitled to vote on the Record Date (which amount includes 2,500,000 Series A Preferred shares held by Cornell Capital Partners, LP ("Cornell Capital") which convert into 86,850,791 shares of common stock for voting purposes only), 51.19% of such voting shares will vote for the approval of the amendment.

                     INFORMATION ON CONSENTING SHAREHOLDERS

      A vote by the holders of at least a majority of our outstanding voting shares is required to effect the action described in this Information Statement. Each share of common stock is entitled to one (1) vote, and each holder of Series A Preferred stock is entitled to vote together with the holders of common stock on an as converted basis as of the date a vote is taken. The Company has set the Record Date as the date of conversion for purposes of voting on the Proposal. Each Series A Preferred share is therefore convertible into such number of fully paid and non-assessable shares of the Company's common stock equal to the quotient of the Liquidation Amount ($1.00) divided by the Conversion Price in accordance with the Amended and Restated Certificate of Designation as filed with the Secretary of State for the State of Nevada effective March 13, 2006. The "Conversion Price" is equal to ninety-five percent (95%) of the lowest volume weighted average price of the Company's common stock for the thirty (30) trading days immediately preceding the Record Date, as quoted by Bloomberg, LP (the "VWAP Formula").

      As of the Record Date, we had 178,773,102 shares of common stock and 4,315,000 shares of Series A Preferred issued and outstanding. Of the 4,315,000 shares held by Cornell Capital, 2,500,000 shall be converted into 86,850,791 shares of common stock based on the VWAP Formula set forth herein above for purposes of voting on the Proposal. Therefore, a majority of the 265,623,893 total voting shares of common stock (which such figure includes 178,773,102 shares of common stock plus 86,850,791 conversion shares outstanding as of the Record Date) in favor of the action is required to pass the shareholder resolution for this action.

      Of the voting stock outstanding and entitled to vote on the Record Date, 51.19% of such shares will vote in favor of the action. The shareholders set forth below will vote in favor of the action as follows:

                                   Number of Voting Shares           Percent of
Name of Shareholder                 In Favor Of The Action          Voting Shares       Date of Written Consent
----------------------------       -----------------------          -------------       -----------------------
Cornell Capital Partners, LP            88,617,680 (1)                 33.36%                 May 11, 2006
Dr. Brajnandan B. Sahay                   47,362,722                   17.83%                 May 11, 2006

(1) Includes 2,500,000 shares of Series A Preferred which convert into 86,850,791 shares of voting common stock fpr purposes of a vote as of the Record Date, plus 1,766,889 shares of common stock owned by Cornell Capital.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The table below sets forth information with respect of the beneficial ownership as of May 9, 2006 for any person who is known to Medical Staffing to be the beneficial owner of more than five percent (5%) of Medical Staffing's common stock.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                               Name and Address                 Amount and Nature of      Percentage
Title of Class               of Beneficial Owner                Beneficial Ownership     of Class (1)
--------------     ---------------------------------------      --------------------     ------------
Common             Brajnandan B. Sahay                                47,362,722             26.49%
                   Chairman of the Board of Directors,
                   President, Chief Executive Officer
                   and Interim Principal Financial Officer
                   8150 Leesburg Pike, Suite 1200
                   Vienna, Virginia 22182

Common             Robert Murphy                                       4,750,000              2.66%
                   Chief Operating Officer
                   8150 Leesburg Pike, Suite 1200
                   Vienna, Virginia 22182

Common             L. Carl Jacobsen                                       40,000                 *
                   Vice President - General Counsel
                   8150 Leesburg Pike, Suite 1200
                   Vienna, Virginia 22182

Common             Reeba Magulick                                        442,822                 *
                   Vice President - Corporate Marketing
                   8150 Leesburg Pike, Suite 1200
                   Vienna, Virginia  22182

Common             ALL OFFICERS AND DIRECTORS                         52,595,544             29.42%
                   AS A GROUP (4 PERSONS)

-----------------------

*     Less than one percent (1%).

(1) Applicable percentage of ownership is based of 178,773,102 shares of common stock outstanding as of May 9, 2006 for each shareholder. Beneficial ownership is determined in accordance within the rules of the U.S. Securities and Exchange Commission and generally includes voting of investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within sixty (60) days of May 9, 2006 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such persons, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

             PROPOSAL 1 - AMENDMENT TO THE ARTICLES OF INCORPORATION

      The Company's Board of Directors proposes an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 300,000,000 to 1,500,000,000 shares.

Purpose of Increasing Number of Authorized Shares of Common Stock

      The Investment Agreement. Some of the additional authorized shares may be used financing under and Amended and Restated Investment Agreement (the "Investment Agreement") the Company entered into with Cornell Capital on March 13, 2006 (the "Transaction Date"). Pursuant to that Investment Agreement, the Company issued and sold to Cornell Capital, and Cornell Capital purchased from the Company, Four Million Four Hundred Thousand Dollars ($4,400,000) of Series A Preferred shares which shall be convertible into shares of the Company's common stock, of which Three Million Dollars ($3,000,000) was previously funded pursuant to that certain Investment Agreement, dated as of December 13, 2005, by and between the Company and Cornell Capital and the remaining One Million Four Hundred Thousand Dollars ($1,400,000) was funded on the Transaction Date. The Series A Preferred shares shall be convertible into shares of the Company's common stock, which will be registered pursuant to that certain Amended and Restated Investor Registration Rights Agreement, dated as of the Transaction Date.

      The Series A Preferred shares have the designations, preferences and rights set forth in the Amended and Restated Certificate of Designation as filed with the Secretary of State for the State of Nevada effective March 13, 2006. The holders of Series A Preferred shares have the sole right and discretion to elect conversion at any time and from time to time into such number of fully paid and non-assessable shares of common stock equal to the quotient of the Liquidation Amount ($1.00) divided by the Conversion Price (as defined herein below), subject to certain adjustments as is more fully set forth in the Certificate of Designation. The "Conversion Price" is equal to ninety-five percent (95%) of the lowest volume weighted average of the common stock for the thirty (30) trading days immediately preceding the date of conversion, as quoted by Bloomberg LP. The holders of Series A Preferred shares shall vote with the holders of common stock on an as converted basis as of the time a vote is taken and not as separate classes. As of the Record Date, Cornell Capital Partners shall vote 2,500,000 of its 4,315,000 shares of Series A Preferred, which convert into 86,850,791 shares of common stock, in favor of the proposal.

      General Corporate Purposes. In addition to the reasons set forth above, the Company's Board of Directors believes that it is desirable to have additional authorized shares of common stock available for other possible future financings, possible future acquisition transactions and other general corporate purposes. The Company's Board of Directors believes that having such additional authorized shares of common stock available for issuance in the future should give the Company greater flexibility and may allow such shares to be issued without the expense and delay of a special shareholders' meeting. Although such issuance of additional shares with respect to future financings and acquisitions would dilute existing shareholders, management believes that such transactions would increase the value of the Company to its shareholders.

      Amendment of Articles of Incorporation. The amendment to the Company's Articles of Incorporation provides for the authorization of 1,500,000,000 additional shares of the Company's common stock. As of May 9, 2006, 178,773,102 shares of the Company's common stock were outstanding.

      The amendment to the Company's Articles of Incorporation shall be filed with the Nevada Secretary of State so that Article 4 of the Articles of Incorporation shall read as follows:

      4.    AUTHORIZED SHARES:

      The aggregate number of shares which the corporation shall have authority to issue shall consist of 1,500,000,000 shares of Common Stock having a $0.001 par value, and 30,000,000 shares of Preferred Stock having a $0.001 par value. The Common and/or Preferred Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common and/or Preferred Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such share of Common and/or Preferred Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions.

Advantages and Disadvantages of Increasing Authorized Shares

      There are certain advantages and disadvantages of voting for an increase in the Company's authorized common stock. The advantages include:

      o Complying with the terms of the Investment Agreement with Cornell Capital Partners.

      o The ability to raise capital by issuing capital stock under the transaction described above, or other financing transactions.

      o To have shares of common stock available to pursue business expansion opportunities, if any.

      The disadvantages include:

      o Dilution to the existing shareholders, including a decrease in our net income per share in future periods. This could cause the market price of our stock to decline.

      o The issuance of authorized but un-issued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Company's Board of Directors, at that time.

Recommendation of The Board of Directors

      Our Board unanimously recommended the approval of an amendment to our Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from Three Hundred Million (300,000,000) to One Billion Five Hundred Million (1,500,000,000) shares.

No Voting of Shareholders Required

      We are not soliciting any votes with regard to the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from Three Hundred Million (300,000,000) to One Billion Five Hundred Million (1,500,000,000) shares. The principal shareholders that have indicated an intention to vote in favor of this Proposal hold in excess of fifty percent (50%) of the total number of shares of voting stock and accordingly, these principal shareholders have sufficient shares to approve the Proposal.

                            DESCRIPTION OF SECURITIES

General

      Immediately prior to this Information Statement, Medical Staffing's authorized capital consisted of Three Hundred Million (300,000,000) shares of common stock, par value $0.001 per share and Thirty Million (30,000,000) shares of preferred stock, par value $0.001 per share, of which 4,400,000 preferred shares were designated as Series A Preferred stock. As of May 9, 2006, there were 178,773,102 outstanding shares of common stock and 3,000,000 outstanding shares of Series A Preferred Stock. The following description is a summary of the capital stock of our Company and contains the material terms of our voting capital stock. Additional information can be found in our Certificate of Incorporation (as amended) and our Bylaws.

      Common Stock

      On May 1, 2006 there were 178,773,102 shares of common stock issued and outstanding. Each outstanding share of common stock has one (1) vote on all matters requiring a vote of the shareholders. There is no right to cumulative voting; thus, the holder of fifty percent (50%) or more of the shares outstanding can, if they choose to do so, elect all of the Directors. In the event of a voluntary of involuntary liquidation, all shareholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore. It is Medical Staffing's present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock is, therefore, unlikely in the foreseeable future.

      Preferred Stock

      Medical Staffing is authorized to issue Thirty Million (30,000,000) shares of preferred stock, of which Four Million Four Hundred Thousand (4,315,000) shares of Series A Preferred are issued and outstanding as of May 9, 2006. Except as otherwise provided in the Certificate of Designation as filed with the Secretary of State for the State of Nevada on December 16, 2005 or required by law, the holders of Series A Preferred Stock shall vote together with the holders of common stock on an as converted basis as of the time a vote is taken, and not as a separate class. As of the Record Date, Cornell Capital Partners shall vote 2,500,000 of its 4,315,000 shares of Series A Preferred, which convert into 86,850,791 shares of common stock, in favor of the proposal.

      Warrants

      December 13, 2005, the Company issued to Cornell Capital a common stock purchase warrant (the "December Warrant") whereby Cornell Capital Partners is entitled to purchase from the Company upon exercise of the December Warrant, Fifteen Million (15,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.03 (or as subsequently adjusted pursuant to the terms of the December Warrant). The December Warrant expires five (5) years from the date of issuance, on or about December 13, 2010.

      On March 13, 2006, the Company issued to Cornell Capital four (4) warrants to purchase an aggregate of Eighty Million (80,000,000) shares of the Company's common stock as follows: (i) a warrant to purchase Thirty Million (30,000,000) shares of the Company's Common Stock for a period of five (5) years at an exercise price of $0.005 per share; (ii) a warrant to purchase Thirty Million (30,000,000) shares of the Company's Common Stock for a period of five (5) years at an exercise price of $0.01 per share; (iii) a warrant to purchase Ten Million (10,000,000) shares of the Company's Common Stock for a period of five (5) years at an exercise price of $0.015 per share; and (iv) a warrant to purchase Ten Million (10,000,000) shares of the Company's common stock for a period of five
(5) years at an exercise price of $0.02 per share. The shares of the Company's common stock issuable upon exercise of the Buyer's Warrant shall have "piggy-back" and demand registration rights and expire five (5) years from the date of issuance, on or about March 14, 2011.

      Options

      Medical Staffing has no outstanding options. However, pursuant to Medical Staffing's employment agreement with Dr. Sahay, Medical Staffing is obligated to grant 3,000,000 options to purchase common stock of Medical Staffing to Dr. Sahay. Upon the adoption of a stock option plan, Medical Staffing will issue these options to Dr. Sahay.

Limitation Of Liability: Indemnification

      Our Articles of Incorporation include an indemnification provision under which we have agreed to indemnify directors and officers of Medical Staffing from and against certain claims arising from or related to future acts or omissions as a director or officer of Medical Staffing. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of Medical Staffing pursuant to the foregoing, or otherwise, Medical Staffing has been advised that in the opinion of the U.S. Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

      The transfer agent for Medical Staffing common stock is Holladay Stock Transfer Inc. Its address is 2939 North 67th Place, Scottsdale, Arizona, 85251 and its telephone number is (480) 481-3940.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

      Authorized And Unissued Stock

      The authorized but unissued shares of our common stock are available for future issuance without the approval of our shareholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Medical Staffing that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

      The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of our Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our Company's management.

Additional Information

      Additional  information  concerning  Medical  Staffing  Solutions,   Inc.,
including its Annual and Quarterly Reports filed with the SEC, may be accessed through the SEC's EDGAR archives at www.sec.gov.

    INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

      (a) No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

      (b) No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company set forth in this information statement.

                          PROPOSALS BY SECURITY HOLDERS

      No security holder has requested the Company to include any proposals in this Information Statement.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

      Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one (1) or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the information statement by sending a written request to the Company at 8150, Leesburg Pike, Suite 1200; or by calling the Company at (703) 641-8890 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and annual reports.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ Dr. Brajnandan B. Sahay
                                    --------------------------------------------
                                    Dr. Brajnandan B. Sahay
                                    Director, President, Chief Executive Officer
                                    and Principal Financial Officer
Vienna, Virginia
May 11, 2006

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